Exhibit 3.2

THIRD AMENDED AND RESTATED

REGULATIONS

OF

CRAWFORD UNITED CORPORATION

An Ohio Corporation

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SECTION 7. Facsimile Signatures	17

SECTION 8. Voting of Stock in Other Corporations	17

ARTICLE VIII Amendments	17

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THIRD AMENDED AND RESTATED REGULATIONS OF

CRAWFORD UNITED CORPORATION

An Ohio Corporation

ARTICLE I

Offices

SECTION 1.    Registered Office. Unless otherwise provided in the articles of incorporation, the registered office of the Corporation within the State of Ohio shall be in the City of Cleveland, County of Cuyahoga. The name of its registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

SECTION 2.    Other Offices. The Corporation may also have an office or offices other than its registered office at such place or places, within or without the State of Ohio, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Shareholders

SECTION 1.    Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Ohio, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof; provided, that if the Chairperson of the Board does not act, the Board of Directors shall determine the place of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

SECTION 2.    Annual Meeting. The annual meeting of shareholders, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the shareholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, in lieu of holding an annual meeting, shareholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

SECTION 3.    Special Meetings. Special meetings of shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors, the Chairperson of the Board, if one shall have been elected, or the President, and shall be called by the Secretary upon the request in writing of a shareholder or shareholder holding of record at least fifty (50) percent of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.

SECTION 4.    Notice of Meetings and Adjourned Meetings. (a) Except as otherwise expressly required by statute, written or printed notice stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. All such notices shall be delivered, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the Corporation.

(b) A written waiver, signed by the person entitled to notice of a meeting or such person’s proxy, whether before or after such meeting, shall be deemed equivalent to notice, and notice of such meeting shall not be required to be given to any person who submits such written waiver. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, and notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, an annual or special meeting of shareholders need be specified in any written waiver of notice.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 5.    List of Shareholders. The officer having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder.

SECTION 6.    Quorum. Except as otherwise provided by statute or the articles of incorporation, the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders. If a quorum is not present or represented by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting, may adjourn the meeting to another time and/or place, with or without notice in accordance with Section 4 of this Article II, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to commence a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders or their proxies.

SECTION 7.    Organization. At each meeting of shareholders, the Chairperson of the Board, if one shall have been elected, or, in the Chairperson of the Board’s absence, or if one shall not have been elected, the President, shall act as chairperson of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.    Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairperson of the meeting.

SECTION 9.    Voting. (a) Except as otherwise provided by the General Corporation Law of the State of Ohio or by the articles of incorporation and subject to Section 7 of Article V of these regulations, each shareholder of the Corporation shall be entitled to one vote for each share of capital stock of the Corporation held by such shareholder.

(b) Each shareholder entitled to vote at any meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Unless otherwise determined by the chairperson of the meeting, at each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

(c) Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to paragraph (b) of this Section 9, the following shall constitute a valid means by which a shareholder may grant such authority:

(i) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (c) of this Section 9 may be substituted or used in lieu of the writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(e) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at the meeting of shareholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred in the proxy, notwithstanding the presence of the person executing the proxy.

(f) Subject to Section 6 of this Article II: (i) in all matters other than the election of directors, the affirmative vote of holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

SECTION 10.    Inspectors. (a) The Corporation may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(b) Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. The inspectors shall: (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each; (ii) determine the number of shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

SECTION 11.    Action by Consent. (a) Subject to Section 2 of this Article II with respect to the election of directors, any action required by any provision of statute or of the articles of incorporation or of these regulations to be taken, or any action which may be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted and delivered to the Corporation by delivery to its registered office in the State of Ohio, or its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b) All written consents properly delivered in accordance with this Section 11 shall bear the date of signature of each shareholder who signs the consent or consents and shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 11 to the Corporation, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner required by this Section 11. Written consents may be signed through the use of facsimile, stamp or any other writing or symbol adopted by a person or entity with a present intention to authenticate a writing, and may be communicated by telegram, cablegram or other electronic transmissions.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation as provided in this Section 11. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting.

ARTICLE III

Board of Directors

SECTION 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the articles of incorporation directed or required to be exercised or done by the shareholders.

SECTION 2.    Number, Qualifications, Election and Term of Office. The number of directors constituting the Board of Directors at the time these regulations are adopted shall be one (1). Thereafter, the number of directors shall be established, from time to time, by resolution of the Board of Directors or by action of the shareholders of the Corporation. Any increase or decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Except as otherwise provided by statute or these regulations, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of shareholders. Each director shall hold office until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal as provided in these regulations.

SECTION 3.    Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Ohio, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.    Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Ohio) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these regulations.

SECTION 6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, if one shall have been elected, or by two or more directors of the Corporation, or by the President. At least twenty-four (24) hours notice must be provided to each director, either personally, by telephone, or by mail.

SECTION 7.    Notice of Meetings. (a) Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these regulations, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to such director at such director’s residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to such director at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to such director personally or be given to such director by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held.

(b) A written waiver, signed by the director entitled to notice of a meeting whether before or after such meeting, shall be deemed equivalent to notice, and notice of such meeting shall not be required to be given to any director who submits such written waiver. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, and notice of any such meeting need not be given to any director who shall attend such meeting, except when such director shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Such right to object shall not apply to any director who voted in favor of such action.

SECTION 8.    Quorum and Manner of Acting. Except as otherwise required by these regulations, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 9.    Organization. At each meeting of the Board of Directors, the Chairperson of the Board, if one shall have been elected, or, in the absence of the Chairperson of the Board or if one shall not have been elected, any person chosen by a majority of the directors present, shall act as chairperson of the meeting and preside thereat. The Secretary, or in the Secretary’s absence, an Assistant Secretary, or, in the absence of both, any other person appointed by the chairperson, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10.    Resignations. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11.    Vacancies. (a) Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors elected by all of the shareholders having the right to vote as a single class or any other cause, may be filled by (i) the vote of a majority of the directors then in office, though less than a quorum, (ii) the sole remaining director or (iii) the shareholders at the next annual meeting thereof or at a special meeting thereof.

(b) When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

(c) Each director elected to fill a vacancy as provided in this Section 11 shall hold office until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal as provided in these regulations.

SECTION 12.    Removal of Directors. Any director or the entire Board of Directors may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation then entitled to vote at an election of directors.

SECTION 13.    Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 14.    Committees. (a) The Board of Directors may designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b) Each such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which require it; provided, however, that no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the General Corporation Law of the State of Ohio to be submitted to shareholders for approval; or (ii) adopting, amending or repealing the regulations of the Corporation. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 15.    Action by Consent. Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 16.    Telephonic Meeting. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such means shall constitute presence in person at the meeting.

ARTICLE IV

Officers

SECTION 1.    Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and may include the President, one or more Vice-Presidents (one or more of whom may be designated as Executive Vice President or as Senior Vice President or by other designations), the Secretary and the Treasurer. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Financial Officer and/or a Chief Executive Officer and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any number of offices may be held by the same person. Each officer shall hold office until such officer’s successor shall have been elected and qualified, or until such officer’s earlier death, resignation or removal as provided in these regulations.

SECTION 2.    Resignations. Any officer of the Corporation may resign at any time by giving written notice of such officer’s resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3.    Vacancies. Any vacancy in any office, whether arising from death, resignation, removal (with or without cause) or any other cause shall be filled by the vote of a majority of the Board of Directors. Each officer so elected shall hold office until such officer’s successor shall have been elected and qualified, or until such officer’s earlier death, resignation or removal as provided in these regulations.

SECTION 4.    Removal. Any officer or agent of the Corporation elected or appointed by the Board of directors may be removed, either with or without cause, at any time, by the Board of Directors.

SECTION 5.    Chairperson of the Board. The Chairperson of the Board, if one shall have been elected, shall be a member of the Board of Directors, and, if the Board of Directors so designates, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors and the shareholders. The Chairperson of the Board shall advise and counsel with the Chief Executive Officer, if one shall have been elected, and the President, and in their absence, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned by the Board of Directors.

SECTION 6.    Chief Executive Officer. If the Board of Directors so designates, the Chairperson of the Board, the President or such other person so designated shall be the Chief Executive Officer of the Corporation. The person so designated shall have general and active supervision over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board of Directors, and shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned by the Board of Directors.

SECTION 7.    The President. The President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer if one shall have been elected or by these regulations. The President shall, in the absence of the Chairperson of the Board, preside at each meeting of the shareholders.

SECTION 8.    Vice-President. Each Vice-President (one or more of whom may be designated as Executive Vice President or as Senior Vice President or by other designations) shall perform all such duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer or the President or these regulations. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 9.    Treasurer. The Treasurer shall

(a)  have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer or the President or these regulations.

SECTION 10.    Secretary. The Secretary shall

(a) record or cause to be recorded, and keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

(b) see that all notices are duly given in accordance with the provisions of these regulations and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer or the President or these regulations.

SECTION 11.    The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer or the President or these regulations.

SECTION 12.    The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer or the President or these regulations.

SECTION 13.    Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of such officer’s duties, in such amount and with such surety as the Board of Directors may require.

SECTION 14.    Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V

Stock Certificates and Their Transfer; Record Dates

SECTION 1.    Stock Certificates. Except to the extent otherwise provided in accordance with the last sentence of this paragraph, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson of the Board or Vice-Chairperson of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. The Board of Directors may provide by resolution or resolutions that some or all classes of shares in the Corporation shall be uncertified shares.

SECTION 2.    Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 3.    Lost Certificates. The Corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 4.    Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.    Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.    Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with law, the certificate of incorporation or these regulations, as it may deem necessary or appropriate concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.    Fixing the Record Date. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Ohio, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Ohio, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Ohio, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 8.    Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Ohio.

ARTICLE VI

Indemnification of Directors, Officers, Employees and Agents

SECTION 1.    General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or by reason of the fact that any such director or officer is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2.    Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or by reason of the fact that any such director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of appropriate jurisdiction shall deem proper.

SECTION 3.    Indemnification in Certain Cases. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 4.    Other Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect at any time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 5.    Procedure. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Section 1 or 2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

SECTION 6.    Advances for Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7.    Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, regulation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

SECTION 8.    Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

SECTION 9.    Definition of Corporation. For the purposes of this Article VI, references to “the Corporation” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10.    Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

General Provisions

SECTION 1.    Dividends. Dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation.

SECTION 2.    Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3.    Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4.    Fiscal Year. The fiscal year of the Corporation shall be the calendar year until changed by resolution of the Board of Directors.

SECTION 5.    Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.    Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Authorization of any Vice President, any Treasurer or any Secretary in these regulations or any resolution of the board of directors to enter into or execute and deliver any document or instrument shall constitute authorization of Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries to enter into or execute and deliver such document or instrument.

SECTION 7.    Facsimile Signatures. In addition to the provisions for use of facsimile or stamp signatures elsewhere specifically authorized by these regulations, facsimile or stamp signatures of any officer, officers, director or directors of the Corporation (or any other writing or symbol adopted by an officer with a present intention to authenticate a writing) may be used on documents and instruments to be executed by any such officer or director, whether executing such document on behalf of himself or herself or on behalf of the Corporation unless otherwise directed by the Board of Directors or a committee thereof.

SECTION 8.    Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President, any Treasurer, any Vice President, or any Secretary, from time to time, may (or may appoint one or more officers, attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event that one or more officers, attorneys or agents are appointed, the Chairperson of the Board, the Chief Executive Officer, the President, any Treasurer, any Vice President or any Secretary may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairperson of the Board, the Chief Executive Officer, the President, any Treasurer, any Vice President or any Secretary may, or may instruct the officers, attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE VIII

Amendments

These regulations may be amended or repealed or new regulations adopted (a) by action of the shareholders entitled to vote thereon at any annual or special meeting of shareholders, or (b) to the extent provided in the certificate of incorporation of the Corporation, by action of the Board of Directors at a regular or special meeting thereof. Any regulation made by the Board of Directors may be amended or repealed by action of the shareholders at any annual or special meeting of shareholders.